As filed with the Securities and Exchange Commission on January 9, 1998.
                                                  Registration No. 333-


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.   20549
                                 __________

                                 FORM S-8
                           REGISTRATION STATEMENT
                                   under
                         THE SECURITIES ACT OF 1933
                                 __________

                         TRICO MARINE SERVICES, INC.
                 (Exact name of registrant as specified in its charter)

     Delaware                                                   72-1252405
     (State or other jurisdiction                             (I.R.S.Employer
     of incorporation or organization)                      Identification No.)

                          250 North American Court
                           Houma, Louisiana 70364
                      (Address, including zip code, of
                  registrant's principal executive offices)

               Amended and Restated Trico Marine Services, Inc.
                      1996 Incentive Compensation Plan
                          (Full title of the plan)
                                 __________

                               Victor M. Perez
            Vice President, Chief Financial Officer and Treasurer
                         Trico Marine Services, Inc.
                     2401 Fountainview Drive, Suite 920
                            Houston, Texas  77057
                               (713) 780-9926
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copy to:
                             William B. Masters
          Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.
                           201 St. Charles Avenue
                      New Orleans, Louisiana 70170-5100


                         CALCULATION OF REGISTRATION FEE
                         Amount       Proposed maximum     Proposed maximum    Amount of
Title of securities      to be         offering price         aggregate       registration
to be registered      registered(1)      per unit           offering price        fee

Common Stock
($.01 par value     250,000 shares        $23.69(2)          $5,922,500(2)     $1,748(2)
per share)


     (1)200,000  shares  were  previously  registered  on  Form S-8 Registration
        Statement No. 333-07149 for issuance through the Trico  Marine Services,
        Inc.  1996  Incentive  Compensation  Plan.   Upon  a stock split,  stock
        dividend   or   similar  transaction  in  the  future  and  during   the
        effectiveness of  this  Registration Statement involving Common Stock of the Company, the number of  shares  registered  shall  be  automatically increased to cover the additional shares in accordance with  Rule 416(a)
        under the Securities Act of 1933.
     (2)Estimated  solely  for  the purpose of calculating the registration  fee pursuant to Rule 457(c) under  the  Securities Act of 1933, based on the average of the high and low price per  share  of the Common Stock on The
        Nasdaq Stock Market on January 8, 1998.


                                            PART II

                       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


          Item 3.Incorporation of Documents by Reference.

               The  following  documents, which have been  filed  by  Trico
          Marine Services, Inc.  (the  "Company")  with  the Securities and
          Exchange Commission (the "Commission"), are incorporated herein by reference:

               (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "1934 Act");

               (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30,
          1997;

               (c)  The   Company's  Current  Reports  on  Form  8-K  dated
          February  15, 1997,  August  1,  1997,  November  14,  1997,  and
          December 2,  1997  (as  amended by the Company's Form 8-K/A dated
          December 2, 1997);

               (d) All other reports filed by the Company with the Commission pursuant to Section 13 of the 1934 Act since December
          31, 1996; and

               (e) The description of the Common Stock of the Company included in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission on April 25, 1996, pursuant to
          Section 12(g) of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

               All documents filed  by  the  Company  with  the  Commission pursuant  to Sections 13(a), 13(c), 14 and 15(d) of the 1934  Act
          subsequent  to  the date of this Registration Statement and prior to the filing of  a  post-effective amendment that indicates that all securities offered  have  been  sold  or that deregisters all securities  then  remaining unsold shall, except  to  the  extent
          otherwise  provided   by   Regulation   S-K  or  any  other  rule
          promulgated by the Commission, be deemed  to  be  incorporated by reference  in this Registration Statement and to be  part  hereof from the date of filing of such documents.

          Item 4.Description of Securities.

               Not applicable.

          Item 5.Interests of Named Experts and Counsel.

               Not applicable.

          Item 6.Indemnification of Directors and Officers.

               Section 145 of the Delaware General Corporation Law provides that a corporation  may indemnify its directors and officers in a variety of circumstances, which may include liabilities under the
          Securities  Act of 1933  (the  "1933  Act").   In  addition,  the
          Company's bylaws provide for the indemnification of directors and officers against  expenses and liabilities incurred in connection with defending actions  brought  against  them  for negligence or misconduct  in their official capacities.  The Company  also  has indemnity agreements  with  each  of its directors, which provide for indemnification of such directors.  The Company has purchased insurance permitted by the Delaware  General  Corporation  Law on behalf  of  directors  and  officers, which may cover liabilities under the 1933 Act.

          Item 7.Exemption From Registration Claimed.

               Not applicable.

          Item 8.Exhibits.

                   5    Opinion  of  Jones,   Walker,   Waechter,   Poitevent,
                        Carrere & Denegre, L.L.P.

                  23.1  Consent of Coopers & Lybrand L.L.P.

                  23.2  Consent of KPMG as Gerd Leira.

                  23.3  Consent of Deloitte & Touche as Roar Skuland.

                  23.4  Consent   of   Jones,  Walker,  Waechter,  Poitevent,
                        Carrere & Denegre, L.L.P. included in Exhibit 5).

          Item 9.Undertakings.

               (a)  The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this regis-tration statement to include any material information with re-spect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amend-ment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities
          Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c)  Insofar  as  indemnification  for  liabilities  arising under the Securities Act of 1933 may be permitted  to  directors, officers  and  controlling persons of the registrant pursuant  to the foregoing provisions,  or  otherwise, the registrant has been advised  that  in  the  opinion of the  Securities  and  Exchange
          Commission  such indemnification  is  against  public  policy  as expressed in  the  Act  and is, therefore, unenforceable.  In the event that a claim for indemnification  against  such liabilities
          (other than the payment by the registrant of expenses incurred or paid  by  a  director,  officer  or  controlling  person  of  the registrant  in  the  successful  defense of any action,  suit  or proceeding) is asserted by such director,  officer or controlling person  in connection with the securities being  registered,  the registrant  will, unless in the opinion of its counsel the matter has been settled  by  controlling precedent, submit to a court of
          appropriate   jurisdiction   the   question   of   whether   such
          indemnification  by  it  is against public policy as expressed in the Act and will be governed  by  the  final adjudication of such issue.

                                     SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houma, State of Louisiana, on January 9, 1998.

                                             TRICO MARINE SERVICES, INC.


                                             By:/s/ Thomas E. Fairley
                                                  Thomas E. Fairley
                                                 Chairman of the Board,
                                              President and Chief Executive
                                                        Officer

                                   POWER OF ATTORNEY

                KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints
          Thomas E. Fairley, Ronald O. Palmer and Victor M. Perez, and each of them acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                     Title                   Date


/s/ Thomas E. Fairley     Director, Chairman of the Board,   January 9, 1998
Thomas E. Fairley     President and Chief Executive Officer
                           (Principal Executive Officer)


/s/ Ronald O. Palmer  Director and Executive Vice President  January 9, 1998
Ronald O. Palmer


/s/ Victor M. Perez    Vice President, Chief Financial       January 9, 1998
Victor M. Perez             Officer and Treasurer
                        (Principal Financial Officer)

                             Vice President and              January __, 1998
Kenneth W. Bourgeois    Controller (Principal Accounting
                                  Officer)


/s/ H.K. Acord                   Director                    January 9, 1998
H.K. Acord


                                 Director                    January __, 1998
Benjamin F. Bailar



/s/ Garth H. Greimann            Director                    January 9, 1998
Garth H. Greimann


/s/ Edward C. Hutcheson, Jr.     Director                    January 9, 1998
Edward C. Hutcheson, Jr.


                                  EXHIBIT INDEX


                                                                Sequentially
          Exhibit                                               Numbered
          Number               Description  of  Exhibits        Page


          5              Opinion  of  Jones,  Walker,  Waechter, Poitevent,
                         Carrere & Denegre, L.L.P.

          23.1           Consent of Coopers & Lybrand L.L.P.

          23.2           Consent of KPMG as Gerd Leira.

          23.3           Consent of Deloitte & Touche as Roar Skuland.

          23.4           Consent  of  Jones,  Walker, Waechter,  Poitevent,
                         Carrere & Denegre, L.L.P. (included in Exhibit 5).








